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EXHIBIT 21.1


HYPERCOM CORPORATION

List of Subsidiaries

           NAME OF ENTITY                                                   JURISDICTION OF ORGANIZATION
           Hypercom (Arizona), Inc.                                         Arizona
           Hypercom U.S.A., Inc.                                            Delaware
           Hypercom Transaction Network, Inc.                               Arizona
           Golden Eagle Leasing, Inc.                                       Arizona
           Hypercom Horizon, Inc.                                           Missouri
           ePicNetz, Inc.                                                   Nevada
           Hypercom Manufacturing Resources, Inc.                           Arizona
           Hypercom Latino America, Inc.                                    Arizona
           Hypercom Canada Ltd.                                             Canada
           Hypercom de Mexico, S.A. de C.V.                                 Mexico
           Hypercom de Chile, S.A.                                          Chile
           Netset Chile, S.A.                                               Chile
           Hypercom de Argentina                                            Argentina
           Hypercom de Venezuela                                            Venezuela
           Hypercom do Brasil Industria e Comercio Limitada                 Brazil
           Hypercom do Brasil Comercial Limitada                            Brazil
           Netset SP Tecnologia e Servicos em Teleinformatica Limitada      Brazil
           Schalter Eletronica Limitada                                     Brazil
           Aquarius Tecnologia e Informatica Limitada                       Brazil
           Hypercom Europe Limited, Inc.                                    Arizona
           Hypercom Gmbh                                                    Germany
           Hypercom France S.A.R.L.                                         France
           Hypercom Financial Terminals AB                                  Sweden
           Hypercom Hungary KFT                                             Hungary
           Hypercom Australia Pty., Ltd.                                    Australia
           Hypercom Net Transactions, Pty., Ltd.                            Australia
           Hypercom FSC, Inc.                                               Barbados
           Hypercom Far East Ltd.                                           Hong Kong
           Hypercom Asia Ltd.                                               Hong Kong
           Hypercom Network Systems Ltd.                                    Hong Kong
           Hypercom Asia (Singapore) Pte. Ltd.                              Singapore
           Hypercom (Thailand) Co., Ltd.                                    Thailand
           Hypercom Korea, Ltd.                                             Korea
           Hypercom Philippines                                             Philippines
           Hypercom Electronic Manufacturing (Shenzhen) Co. Ltd.            China
           Hypercom China Co. Ltd.                                          Hong Kong